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                                                                    EXHIBIT 23.1



                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Patriot Scientific Corporation
San Diego, California



We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 3, 1997 relating to the consolidated financial statements of Patriot Scientific Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/  BDO SEIDMAN, LLP



Denver, Colorado
July 17, 1997